UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) June 28, 2012

Aflac Incorporated
(Exact name of registrant as specified in its charter)

Georgia	001-07434	58-1167100
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1932 Wynnton Road, Columbus, Georgia		31999
(Address of principal executive offices)		(Zip Code)

706.323.3431
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 28, 2012, Aflac Incorporated (the “Company”), and American Family Life Assurance Company of Columbus (the “Insurance Subsidiary” and together with the Company, the “Borrowers”) entered into a 364-day senior unsecured revolving credit facility agreement (the “Credit Agreement”) in the amount of ¥50 billion with a syndicate of financial institutions, including Mizuho Corporate Bank, Ltd. as administrative agent and lead arranger, Sumitomo Mitsui Banking Corporation as syndication agent, The Bank of Tokyo-Mitsubishi UFJ, Ltd. as documentation agent, and certain other financial institutions as lenders. The Credit Agreement provides for borrowings in Japanese yen or the equivalent of Japanese yen in U.S. dollars on a revolving basis. Borrowings under the Credit Agreement may be used for general corporate purposes, including a capital contingency plan for the Japanese operations of the Borrowers. The Company will guarantee the payment and performance of all obligations of the Insurance Subsidiary under the Credit Agreement.

The Credit Agreement requires a specified minimum consolidated net worth and statutory surplus, and specifies a maximum ratio of debt to total capitalization. In addition, the Credit Agreement contains certain customary affirmative and negative covenants, including covenants that, among other things, limit the ability of the Borrowers to incur certain types of liens, enter into certain mergers or consolidations, and use proceeds of borrowings under the Credit Agreement for other than permitted uses. These covenants are subject to a number of important exceptions and qualifications.

The Credit Agreement will expire on the earlier of (a) June 27, 2013, or (b) the date of termination of the commitments upon an “event of default.” An event of default, as defined in the Credit Agreement, includes but is not limited to failure to pay amounts owed thereunder when due, a breach of a covenant, material inaccuracy of a representation, or the occurrence of insolvency proceedings, if not otherwise waived or cured.

Provided that no event of default has occurred and is continuing and all representations and warranties are true and correct in all material respects on the commitment termination date then in effect, the Borrowers may request that commitments under the Credit Agreement be extended for an additional 364-day period from the commitment termination date in effect by providing notice no earlier than 60 days but no later than 45 days prior to the commitment termination date then in effect. The commitment termination date shall not be extended unless the Majority Lenders agree to extend their commitments. (The Majority Lenders are those lenders holding more than 50% of the aggregate commitments under the Credit Agreement, or if such commitments have expired or been terminated, those lenders holding more than 50% of the outstanding revolving loans under the Credit Agreement.) No lender shall be obligated to extend its commitment.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this item 2.03.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aflac Incorporated

June 29, 2012	/s/ June Howard

(June Howard)
Senior Vice President, Financial Services
Chief Accounting Officer

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